EXHIBIT 99.1
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                                                            NEWS RELEASE
                                                               NYSE: NOR
Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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                NORTHWESTERN CLOSES ON SALE OF ONE CALL LOCATORS
                             TO ELM ENTERPRISES, LLC

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SIOUX FALLS, S.D. - July 1, 2003 - NorthWestern Corporation (NYSE:NOR) today announced that it has closed on the sale of One Call Locators, Ltd., an underground utilities locating service based in Missoula, Mont., to ELM Enterprises, LLC of Peoria, Ill. The transaction is valued at $11.7 million, with NorthWestern receiving $7.0 million in cash and $4.7 million in a subordinated note to be amortized over a three-year period.

One Call Locators provides contracted locating service to approximately 50 telephone, electric, natural gas and other utilities in 10 Western and Midwestern states. NorthWestern acquired One Call Locators as part of its February 2002 acquisition of the utility operations of the former Montana Power Company. One Call Locators employs approximately 600 workers, and the company had revenues in 2002 of approximately $23 million.

"One Call Locators is a growing business that provides an important service to its utility customers and the public. While it is a good business, it is not a core part of our focused utility strategy," said Mike Hanson, president and chief executive officer of NorthWestern Energy, NorthWestern's electric and natural gas utility business. "We are pleased that ELM Enterprises will continue to build One Call into one of the top locating businesses."

ELM Enterprises LLC is part of a privately held group of companies based in Peoria, Ill.

About NorthWestern
NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a nationwide provider of networked communications and data services to small and mid-sized businesses; and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.
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